MetroBank entered into a renewable sublease agreement with Wal-Mart Stores, Inc., a non-affiliated corporation, for a banking facility. A summary of the lease terms is provided below.

Lessee:                  MetroBank
Location:                Highway 37 and 32, Noblesville, Indiana
Purpose:                 Retail Banking Office
Space:                   Approximately, 525 Square Feet
Commencement Date:       Targeted Date of March 15, 1998
Expiration Date:         Targeted Date of March 15, 2003
Renewal Options:         Two (2) additional terms of five (5)years each